OREA Ontario Real Estate Association

Agreement of Purchase and Sale
Commercial

Form 500
for use in the Province of Ontario

This Agreement of Purchase and Sale dated this 26th day of November, 2023

BUYER: FUTURE FARMCO CANADA INC. (Full legal names of all Buyers), agrees to purchase from

SELLER: Peace Naturals Project Inc. (Full legal names of all Sellers), the following

REAL PROPERTY:

Address 4491 Concession 12 Sunnidale Road

fronting on the South side of Concession 12 Sunnidale Road

in the Clearview

and having a frontage of 2013.79 more or less by a depth of 2240.00 more or less

and legally described as
Lot 8 Con 12 Sunnidale; Pt Lt 9 Con 12 Sunnidale as in RO1202494; Clearview
(Legal description of land including easements not described elsewhere) (the "property")

PURCHASE PRICE: Dollars (CDN$) 23,000,000

Twenty-Three Million Dollars

DEPOSIT: Buyer submits See Schedule A
(Herewith/Upon Acceptance/as otherwise described in this Agreement)

Dollars (CDN$)

by negotiable cheque payable to.. "Deposit Holder" to be held in trust pending completion or other termination of this Agreement and to be credited toward the Purchase Price on completion. For the purposes of this Agreement, "Upon Acceptance" shall mean that the Buyer is required to deliver the deposit to the Deposit Holder within 24 hours of the acceptance of this Agreement. The parties to this Agreement hereby acknowledge that, unless otherwise provided for in this Agreement, the Deposit Holder shall place the deposit in trust in the Deposit Holder's non-interest bearing Real Estate Trust Account and no interest shall be earned, received or paid on the deposit.

Buyer agrees to pay the balance as more particularly set out in Schedule A attached.

SCHEDULE(S) A B & C & D & E **attached hereto form(s) part of this Agreement.**

1. **IRREVOCABILITY:** This offer shall be irrevocable by Buyer (Seller/Buyer) until 5:00 (a.m./p.m.) ✘ on the .... day of November, 2023, after which time, if not accepted, this offer shall be null and void and the deposit shall be returned to the Buyer in full without interest.

2. **COMPLETION DATE:** This Agreement shall be completed by no later than 6:00 p.m. on the .... day of .... SEE SCHEDULE'A', 20........ Upon completion, vacant possession of the property shall be given to the Buyer unless otherwise provided for in this Agreement.

INITIALS OF BUYER(S): [initials] **INITIALS OF SELLER(S):** JJ

3. **NOTICES:** The Seller hereby appoints the Listing Brokerage as agent for the Seller for the purpose of giving and receiving notices pursuant to this Agreement. Where a Brokerage (Buyer's Brokerage) has entered into a representation agreement with the Buyer, the Buyer hereby appoints the Buyer's Brokerage as agent for the purpose of giving and receiving notices pursuant to this Agreement. **Where a Brokerage represents both the Seller and the Buyer (multiple representation), the Brokerage shall not be appointed or authorized to be agent for either the Buyer or the Seller for the purpose of giving and receiving notices.** Any notice relating hereto or provided for herein shall be in writing. In addition to any provision contained herein and in any Schedule hereto, this offer, any counter-offer, notice of acceptance thereof or any notice to be given or received pursuant to this Agreement or any Schedule hereto (any of them, "Document") shall be deemed given and received when delivered personally or hand delivered to the Address for Service provided in the Acknowledgement below, or where a facsimile number or email address is provided herein, when transmitted electronically to that facsimile number or email address, respectively, in which case, the signature(s) of the party (parties) shall be deemed to be original.

FAX No.: .... (For delivery of Documents to Seller)

FAX No.: .... (For delivery of Documents to Buyer)

Email Address: stewart.metcalfe@colliers.com (For delivery of Documents to Seller)

Email Address: zarko.stojanovic@cushwake.com (For delivery of Documents to Buyer)

4. **CHATTELS INCLUDED:**
See Schedule A and Schedule C

Unless otherwise stated in this Agreement or any Schedule hereto, Seller agrees to convey all fixtures and chattels included in the Purchase Price free from all liens, encumbrances or claims affecting the said fixtures and chattels.

5. **FIXTURES EXCLUDED:**
See Schedule A and Schedule C

6. **RENTAL ITEMS (Including Lease, Lease to Own):** The following equipment is rented and **not** included in the Purchase Price. The Buyer agrees to assume the rental contract(s), if assumable:
See Schedule A

The Buyer agrees to co-operate and execute such documentation as may be required to facilitate such assumption.

7. **HST: If the sale of the property (Real Property as described above) is subject to Harmonized Sales Tax (HST), then such tax shall be in addition to the Purchase Price.** The Seller will not collect HST if the Buyer provides to the Seller a warranty that the Buyer is registered under the Excise Tax Act ("ETA"), together with a copy of the Buyer's ETA registration, a warranty that the Buyer shall self-assess and remit the HST payable and file the prescribed form and shall indemnify the Seller in respect of any HST payable. The foregoing warranties shall not merge but shall survive the completion of the transaction. If the sale of the property is not subject to HST, Seller agrees to certify on or before closing, that the transaction is not subject to HST. Any HST on chattels, if applicable, is not included in the Purchase Price.

INITIALS OF BUYER(S): DS ZS DS KD

INITIALS OF SELLER(S): DS JJ

8. TITLE SEARCH: Buyer shall be allowed until 6:00 p.m. on the .... day of .... SEE SCHEDULE A ...., 20.............., (Requisition Date) to examine the title to the property at his own expense and until the earlier of: (i) thirty days from the later of the Requisition Date or the date on which the conditions in this Agreement are fulfilled or otherwise waived or; (ii) five days prior to completion, to satisfy himself that there

are no outstanding work orders or deficiency notices affecting the property, that its present use (.............. CANNABIS FACILITY ....) may be lawfully continued and that the principal building may be insured against risk of fire. Seller hereby consents to the municipality or other governmental agencies releasing to Buyer details of all outstanding work orders and deficiency notices affecting the property, and Seller agrees to execute and deliver such further authorizations in this regard as Buyer may reasonably require.

9. FUTURE USE: Seller and Buyer agree that there is no representation or warranty of any kind that the future intended use of the property by Buyer is or will be lawful except as may be specifically provided for in this Agreement.

10. TITLE: Provided that the title to the property is good and free from all registered restrictions, charges, liens, and encumbrances except as otherwise specifically provided in this Agreement and save and except for (a) any registered restrictions or covenants that run with the land providing that such are complied with; (b) any registered municipal agreements and registered agreements with publicly regulated utilities providing such have been complied with, or security has been posted to ensure compliance and completion, as evidenced by a letter from the relevant municipality or regulated utility; (c) any minor easements for the supply of domestic utility or telecommunication services to the property or adjacent properties; and (d) any easements for drainage, storm or sanitary sewers, public utility lines, telecommunication lines, cable television lines or other services which do not materially affect the use of the property. If within the specified times referred to in paragraph 8 any valid objection to title or to any outstanding work order or deficiency notice, or to the fact the said present use may not lawfully be continued, or that the principal building may not be insured against risk of fire is made in writing to Seller and which Seller is unable or unwilling to remove, remedy or satisfy or obtain insurance save and except against risk of fire (Title Insurance) in favour of the Buyer and any mortgagee, (with all related costs at the expense of the Seller), and which Buyer will not waive, this Agreement notwithstanding any intermediate acts or negotiations in respect of such objections, shall be at an end and all monies paid shall be returned without interest or deduction and Seller, Listing Brokerage and Co-operating Brokerage shall not be liable for any costs or damages. Save as to any valid objection so made by such day and except for any objection going to the root of the title, Buyer shall be conclusively deemed to have accepted Seller's title to the property.

11. CLOSING ARRANGEMENTS: Where each of the Seller and Buyer retain a lawyer to complete the Agreement of Purchase and Sale of the property, and where the transaction will be completed by electronic registration pursuant to Part III of the Land Registration Reform Act, R.S.O. 1990, Chapter L4 and the Electronic Registration Act, S.O. 1991, Chapter 44, and any amendments thereto, the Seller and Buyer acknowledge and agree that the exchange of closing funds, non-registrable documents and other items (the "Requisite Deliveries") and the release thereof to the Seller and Buyer will (a) not occur at the same time as the registration of the transfer/deed (and any other documents intended to be registered in connection with the completion of this transaction) and (b) be subject to conditions whereby the lawyer(s) receiving any of the Requisite Deliveries will be required to hold same in trust and not release same except in accordance with the terms of a document registration agreement between the said lawyers. The Seller and Buyer irrevocably instruct the said lawyers to be bound by the document registration agreement which is recommended from time to time by the Law Society of Ontario. Unless otherwise agreed to by the lawyers, such exchange of Requisite Deliveries shall occur by the delivery of the Requisite Deliveries of each party to the office of the lawyer for the other party or such other location agreeable to both lawyers.

12. DOCUMENTS AND DISCHARGE: Buyer shall not call for the production of any title deed, abstract, survey or other evidence of title to the property except such as are in the possession or control of Seller. If requested by Buyer, Seller will deliver any sketch or survey of the property within Seller's control to Buyer as soon as possible and prior to the Requisition Date. If a discharge of any Charge/Mortgage held by a corporation incorporated pursuant to the Trust And Loan Companies Act (Canada), Chartered Bank, Trust Company, Credit Union, Caisse Populaire or Insurance Company and which is not to be assumed by Buyer on completion, is not available in registrable form on completion, Buyer agrees to accept Seller's lawyer's personal undertaking to obtain, out of the closing funds, a discharge in registrable form and to register same, or cause same to be registered, on title within a reasonable period of time after completion, provided that on or before completion Seller shall provide to Buyer a mortgage statement prepared by the mortgagee setting out the balance required to obtain the discharge, and, where a real-time electronic cleared funds transfer system is not being used, a direction executed by Seller directing payment to the mortgagee of the amount required to obtain the discharge out of the balance due on completion.

13. INSPECTION: Buyer acknowledges having had the opportunity to inspect the property and understands that upon acceptance of this offer there shall be a binding agreement of purchase and sale between Buyer and Seller.

14. INSURANCE: All buildings on the property and all other things being purchased shall be and remain until completion at the risk of Seller. Pending completion, Seller shall hold all insurance policies, if any, and the proceeds thereof in trust for the parties as their interests may appear and in the event of substantial damage, Buyer may either terminate this Agreement and have all monies paid returned without interest or deduction or else take the proceeds of any insurance and complete the purchase. No insurance shall be transferred on completion. If Seller is taking back a Charge/Mortgage, or Buyer is assuming a Charge/Mortgage, Buyer shall supply Seller with reasonable evidence of adequate insurance to protect Seller's or other mortgagee's interest on completion.

INITIALS OF BUYER(S): DS DS kD **INITIALS OF SELLER(S):** DS JJ

15. PLANNING ACT: This Agreement shall be effective to create an interest in the property only if Seller complies with the subdivision control provisions of the Planning Act by completion and Seller covenants to proceed diligently at his expense to obtain any necessary consent by completion.

16. DOCUMENT PREPARATION: The Transfer/Deed shall, save for the Land Transfer Tax Affidavit, be prepared in registrable form at the expense of Seller, and any Charge/Mortgage to be given back by the Buyer to Seller at the expense of the Buyer. If requested by Buyer, Seller covenants that the Transfer/Deed to be delivered on completion shall contain the statements contemplated by Section 50(22) of the Planning Act, R.S.O.1990.

17. RESIDENCY: (a) Subject to (b) below, the Seller represents and warrants that the Seller is not and on completion will not be a non-resident under the non-residency provisions of the Income Tax Act which representation and warranty shall survive and not merge upon the completion of this transaction and the Seller shall deliver to the Buyer a statutory declaration that Seller is not then a non-resident of Canada;
(b) provided that if the Seller is a non-resident under the non-residency provisions of the Income Tax Act, the Buyer shall be credited towards the Purchase Price with the amount, if any, necessary for Buyer to pay to the Minister of National Revenue to satisfy Buyer's liability in respect of tax payable by Seller under the non-residency provisions of the Income Tax Act by reason of this sale. Buyer shall not claim such credit if Seller delivers on completion the prescribed certificate.

18. ADJUSTMENTS: Any rents, mortgage interest, realty taxes including local improvement rates and unmetered public or private utility charges and unmetered cost of fuel, as applicable, shall be apportioned and allowed to the day of completion, the day of completion itself to be apportioned to Buyer.

19. TIME LIMITS: Time shall in all respects be of the essence hereof provided that the time for doing or completing of any matter provided for herein may be extended or abridged by an agreement in writing signed by Seller and Buyer or by their respective lawyers who may be specifically authorized in that regard.

20. PROPERTY ASSESSMENT: The Buyer and Seller hereby acknowledge that the Province of Ontario has implemented current value assessment and properties may be re-assessed on an annual basis. The Buyer and Seller agree that no claim will be made against the Buyer or Seller, or any Brokerage, Broker or Salesperson, for any changes in property tax as a result of a re-assessment of the property, save and except any property taxes that accrued prior to the completion of this transaction.

21. TENDER: Any tender of documents or money hereunder may be made upon Seller or Buyer or their respective lawyers on the day set for completion. Money shall be tendered with funds drawn on a lawyer's trust account in the form of a bank draft, certified cheque or wire transfer using the Lynx high value payment system as set out and prescribed by the *Canadian Payments Act (R.S.C., 1985, c. C-21)*, as amended from time to time.

22. FAMILY LAW ACT: Seller warrants that spousal consent is not necessary to this transaction under the provisions of the Family Law Act, R.S.O.1990 unless the spouse of the Seller has executed the consent hereinafter provided.

23. UFFI: Seller represents and warrants to Buyer that during the time Seller has owned the property, Seller has not caused any building on the property to be insulated with insulation containing urea formaldehyde, and that to the best of Seller's knowledge no building on the property contains or has ever contained insulation that contains urea formaldehyde. This warranty shall survive and not merge on the completion of this transaction, and if the building is part of a multiple unit building, this warranty shall only apply to that part of the building which is the subject of this transaction.

24. LEGAL, ACCOUNTING AND ENVIRONMENTAL ADVICE: The parties acknowledge that any information provided by the brokerage is not legal, tax or environmental advice, and that it has been recommended that the parties obtain independent professional advice prior to signing this document.

25. CONSUMER REPORTS: The Buyer is hereby notified that a consumer report containing credit and/or personal information may be referred to in connection with this transaction.

26. AGREEMENT IN WRITING: If there is conflict or discrepancy between any provision added to this Agreement (including any Schedule attached hereto) and any provision in the standard pre-set portion hereof, the added provision shall supersede the standard pre-set provision to the extent of such conflict or discrepancy. This Agreement including any Schedule attached hereto, shall constitute the entire Agreement between Buyer and Seller. There is no representation, warranty, collateral agreement or condition, which affects this Agreement other than as expressed herein. For the purposes of this Agreement, Seller means vendor and Buyer means purchaser. This Agreement shall be read with all changes of gender or number required by the context.

27. ELECTRONIC SIGNATURES: The parties hereto consent and agree to the use of electronic signatures pursuant to the *Electronic Commerce Act, 2000*, S.O. 2000, c17 as amended from time to time with respect to this Agreement and any other documents respecting this transaction.

28. TIME AND DATE: Any reference to a time and date in this Agreement shall mean the time and date where the property is located.

INITIALS OF BUYER(S): DS DS HD **INITIALS OF SELLER(S):** DS JJ

29. SUCCESSORS AND ASSIGNS: The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms herein.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:

FUTURE FARMCO CANADA INC.

(Witness) (Buyer/Authorized Signing Officer) (Seal) 11/24/2023 (Date)

(Witness) (Buyer/Authorized Signing Officer) (Seal) 11/20/2023 (Date)

I, the Undersigned Seller, agree to the above offer. I hereby irrevocably instruct my lawyer to pay directly to the brokerage(s) with whom I have agreed to pay commission, the unpaid balance of the commission together with applicable Harmonized Sales Tax (and any other taxes as may hereafter be applicable), from the proceeds of the sale prior to any payment to the undersigned on completion, as advised by the brokerage(s) to my lawyer.

SIGNED, SEALED AND DELIVERED in the presence of: IN WITNESS whereof I have hereunto set my hand and seal:

Peace Naturals Project Inc.

(Witness) (Seller/Authorized Signing Officer) Jeff Jacobson (Seal) 11/26/2023 (Date)

(Witness) (Seller/Authorized Signing Officer) (Seal) 11/26/2023 (Date)

SPOUSAL CONSENT: The undersigned spouse of the Seller hereby consents to the disposition evidenced herein pursuant to the provisions of the Family Law Act, R.S.O.1990, and hereby agrees to execute all necessary or incidental documents to give full force and effect to the sale evidenced herein.

(Witness) (Spouse) (Seal) (Date)

CONFIRMATION OF ACCEPTANCE: Notwithstanding anything contained herein to the contrary, I confirm this Agreement with all changes both typed and written was finally accepted by all parties at N/A (a.m./p.m.) this 26th day of November, 2023.

Jeff Jacobson
(Signature of Seller or Buyer)

INFORMATION ON BROKERAGE(S)

Listing Brokerage COLLIERS MACAULAY NICOLLS INC., BROKERAGE 416-777-2200 (Tel No.)

STEWART METCALFE
(Salesperson/Broker/Broker of Record Name)

Co-op/Buyer Brokerage CUSHMAN & WAKEFIELD (416) 494-9500 (Tel No.)

ZARKO STOJANOVIC
(Salesperson/Broker/Broker of Record Name)

ACKNOWLEDGEMENT

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Brokerage to forward a copy to my lawyer.

(Seller) (Date)

(Seller) (Date)

Address for Service

(Tel. No.)

Seller's Lawyer Blake, Cassels & Graydon LLP

Address Suite 4000, 199 Bay Street, Toronto

Email elizabeth.brachaniec@blakes.com

(416)863-5815
(Tel. No.) (Fax. No.)

I acknowledge receipt of my signed copy of this accepted Agreement of Purchase and Sale and I authorize the Brokerage to forward a copy to my lawyer.

(Buyer) (Date)

(Buyer) (Date)

Address for Service

(Tel. No.)

Buyer's Lawyer

Address

Email

(Tel. No.) (Fax. No.)

FOR OFFICE USE ONLY

COMMISSION TRUST AGREEMENT

To: Co-operating Brokerage shown on the foregoing Agreement of Purchase and Sale:
In consideration for the Co-operating Brokerage procuring the foregoing Agreement of Purchase and Sale, I hereby declare that all moneys received or receivable by me in connection with the Transaction as contemplated in the MLS® Rules and Regulations of my Real Estate Board shall be receivable and held in trust. This agreement shall constitute a Commission Trust Agreement as defined in the MLS® Rules and shall be subject to and governed by the MLS® Rules pertaining to Commission Trust.

DATED as of the date and time of the acceptance of the foregoing Agreement of Purchase and Sale. Acknowledged by:

(Authorized to bind the Listing Brokerage) (Authorized to bind the Co-operating Brokerage)

SCHEDULE A

This Schedule is attached to, and forms part of, the Agreement of Purchase and Sale dated November 26, 2023 made between:

FUTURE FARMCO CANADA INC.

(hereinafter referred to as "**Buyer**");

and

PEACE NATURALS PROJECT INC.

(hereinafter referred to as "**Seller**"),

(hereinafter the Buyer and the Seller are referred to as the "**Parties**"; and "**Party**" means either one of them), for the purchase and sale (the "**Transaction**") of: (i) the real property and all buildings and structures located thereon, legally described in Schedule B, and known municipally as:

4491 CONCESSION 12 SUNNIDALE ROAD, CLEARVIEW, ONTARIO

and (ii) all chattels and fixtures located thereon and owned by the Seller as of the Acceptance Date (as hereinafter defined) including without limitation, all fixtures and chattels specifically listed in Schedule C (the "**List of Specific Included Personal Property**"), but excluding the Excluded Property (as defined in Section 10 of this Schedule A) (collectively, the "**Assets**") (hereinafter, the real property and all buildings and structures located thereon, and the Assets, collectively referred to as the "**Property**").

1. Payment of Purchase Price

The Purchase Price for the Property shall be paid to the Seller as follows:

(a) One Hundred Thousand Canadian Dollars (CDN$100,000.00) (the "**First Deposit**"), payable to Blake, Cassels and Graydon LLP (the "**Seller's Lawyer**"), in trust, within two (2) Business Days (as such term is defined in Section 24 of this Schedule A) of the date on which this Agreement is executed, mutually accepted and delivered by both Parties (the "**Acceptance Date**");

(b) One Million Canadian Dollars (CDN$1,000,000) (the "**Second Deposit**", and together with the First Deposit, collectively, the "**Security Deposit**") payable to the Seller's Lawyer, in trust, within five (5) Business Days of the waiver or satisfaction (as applicable) of all of the conditions set forth in Section 7, Section 8 and Section 9 of this Schedule A; and

(c) subject to adjustments, the balance of the Purchase Price shall be paid on the Completion Date to the Seller's Lawyer, in trust, by wire transfer or as the Seller may direct.

DS DS DS JJ

2. Security Deposit

(a) The Security Deposit shall be invested by the Seller's Lawyer in an interest-bearing trust account with one of the six largest Schedule I Canadian chartered banks until the Completion Date. The Security Deposit, together with all interest accrued thereon, shall be credited against the Purchase Price on Closing, or in lieu of such credit for accrued interest, the Seller's Lawyer may pay directly to the Buyer on Closing, or as soon thereafter as feasible, an amount equal to such accrued interest.

(b) If the Transaction is not completed for any reason except the default of the Buyer, the Security Deposit (together with all interest earned thereon) shall be immediately returned to the Buyer without deduction or set-off (other than as set forth in Section 3(e) of this Schedule A). If the Transaction is not completed as a result of a default of the Buyer, then the Security Deposit (together with all interest earned thereon) shall be paid to the Seller as liquidated damages in full and final settlement of any claims the Seller may have against the Buyer. To the extent the Transaction is not completed as a result of the default of the Seller, then the Buyer shall have the right to pursue a claim against the Seller for any damages it may have suffered or it may be entitled to claim under applicable laws, in an amount up to but not more than an amount equal in value to the Security Deposit and, in such event, other than a claim for damages up to such maximum amount, the Buyer shall have no other or further right to sue for damages or to claim for specific performance or any other recourse or remedy whatsoever against the Seller pursuant to this Agreement or at law in respect of such default. This provision shall survive, and not merge on, any termination of this Agreement or this Agreement otherwise becoming null and void. The Seller's Lawyer is hereby authorized and directed to pay the Security Deposit, together with all interest accrued thereon, in the manner contemplated by this Section 2(b).

(c) In holding and dealing with the Security Deposit pursuant to this Agreement, the Seller's Lawyer is not bound in any way by any agreement other than this Agreement, and the Seller's Lawyer shall not be considered to assume any duty, liability or responsibility other than to hold the Security Deposit and interest earned thereon in accordance with the provisions of this Agreement and to pay the Security Deposit and interest earned thereon, to the person becoming entitled thereto in accordance with the terms of this Agreement, except in the event of a dispute between the Parties as to entitlement to the Security Deposit and interest earned thereon; in the case of such dispute, the Seller's Lawyer may, in its discretion, or shall, if requested by either of the Parties, pay the Security Deposit and all interest earned thereon into court, whereupon the Seller's Lawyer shall have no further obligations relating to the Security Deposit or interest earned thereon.

3. Access to the Property and Operation Until Closing

The Seller acknowledges that the Buyer, or its architect, agents, contractors, workmen or engineers (the "**Representatives**"), shall be allowed to inspect the Property at any time upon providing no less than two (2) Business Days' notice to the Seller. The Buyer and its Representatives shall be permitted to conduct such studies and investigations of the

DS DS DS

Property or relating to the Property by such persons as it deems necessary, all at its own expense, subject to the following:

(a) the Buyer and its Representatives shall comply with all of the Seller's security and other administrative protocols with respect to the Property, including but not limited to any of Health Canada's requirements in connection with the use of the Property as a licensed cannabis production facility;

(b) the Seller or its representative shall have the right at all times to accompany the Buyer and its Representatives during the conducting of any such studies and inspections and may, acting reasonably, restrict the Buyer's ability to take photos, it being acknowledged that it will be reasonable for the Seller to restrict the Buyer's ability to take photos if such photos are prohibited by any of Health Canada's rules, regulations or guidelines;

(c) the Buyer shall forthwith restore the Property substantially to the same condition as existed immediately prior to the Buyer's or its Representatives' entry and conducting of investigations on the Property;

(d) the Buyer shall pay all costs, expenses, liabilities, losses, penalties, and damages related to any damage caused by the Buyer or its Representatives by such entry and the conducting of such studies and investigations;

(e) if the Buyer fails to repair any such damage promptly following written notice from the Seller, the Seller shall be entitled to set-off the cost of any such repairs against the amount of the Security Deposit; and

(f) the Buyer and its Representatives shall not be entitled to conduct any invasive testing, subsurface testing, soil boring or drilling of the Property or any part thereof except with the prior written consent of the Seller, which consent may not be unreasonably withheld and shall be subject to any rules or restrictions that may be imposed by the Seller, acting reasonably.

4. "As-Is Where Is"

The Buyer acknowledges and agrees that in entering into this Agreement and completing the Transaction, the Buyer has relied and shall continue to rely solely upon its own inspections, investigations and other due diligence with respect to the Property, and the Property is being purchased and assumed by the Buyer on an "as is, where is" basis as of the Completion Date, at the Buyer's sole risk and peril, and without any representation or warranty by the Seller of any nature or kind whatsoever respecting the Property or any matter relating thereto (including, without limitation, the environmental condition of the Property, as well as any permitted uses), save and except any representations and warranties expressly set out in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, it is expressly acknowledged and agreed between the Parties that Section 23 (UFFI) of this Agreement is deleted in its entirety and of no force or effect.

This Section 4 of this Schedule A shall survive the Closing or the termination of this Agreement.

5. Assumed Contracts

The Buyer shall not be obliged to assume any Contracts (as such term is defined in Section 11(c) of this Schedule A) affecting the Property other than those to which it specifically agrees in writing to assume. The Buyer shall notify the Seller in writing, concurrent with the waiver or satisfaction of the Buyer's Condition, as to which Contracts it wishes to assume (such notified Contracts being the "**Assumed Contracts**"), and the Seller shall, other than as contemplated in the Lease, terminate all Contracts other than the Assumed Contracts at its sole cost on, or prior to, the Completion Date. It is expressly agreed by the Parties that the Transaction does not include any licenses relating to cannabis. Notwithstanding any other provisions of this Agreement, nothing in this Agreement shall be construed as an assignment of, or an attempt or agreement to assign to the Buyer, any Contract that is: (i) not assignable; or (ii) not assignable without the approval or consent of the other party or parties thereto, without first obtaining such approval or consent.

6. Closing; Completion Date

The completion of the Transaction (the "**Closing**") is conditional upon: (i) the satisfaction or waiver of the Buyer's Condition; (ii) the satisfaction or waiver of the Seller's Condition; and (iii) the satisfaction of the Lease Condition.

Subject to the satisfaction or waiver of the Buyer's Condition, the satisfaction or waiver of the Seller's Condition and the satisfaction of the Lease Condition, the date of Closing shall be on or before 5:00 p.m. (Toronto time) on the first Business Day that falls thirty (30) calendar days after the later of: (i) the satisfaction or waiver of the Buyer's Condition; or (ii) the satisfaction or waiver of the Seller's Condition, or such other date as the Parties may mutually agree in writing (the "**Completion Date**").

7. Buyer's Condition

The obligation of the Buyer to complete the Transaction shall be subject to the following condition: on or before 5:00 p.m. (Toronto time) on the first Business Day which is one hundred and eighty (180) calendar days following the Acceptance Date (the "**Due Diligence Date**"), the Buyer having given written notice to the Seller that the Buyer has satisfied itself in its sole, absolute and subjective discretion with respect to all aspects of the Property, including title to the Property, the physical condition of the Property, zoning, environmental matters, financial matters including financing of the Purchase Price, and its review of the Deliverables (the "**Buyer's Condition**").

Notwithstanding anything to the contrary set forth in Section 14 of Schedule A to this Agreement, the Buyer shall have until the Due Diligence Date to examine title to the Property.

The Buyer shall have the right to waive, in writing, the Buyer's Condition in whole or in part at any time prior to the occurrence of the Due Diligence Date.

If the Buyer is not satisfied in its sole, absolute and subjective discretion with the Buyer's Condition prior to the occurrence of the Due Diligence Date (evidenced by either: (i) the Buyer not giving written notice to the Seller that the Buyer has satisfied itself in its sole, absolute and subjective discretion with respect to all aspects of the Property prior to the occurrence of the Due Diligence Date; or (ii) by the Buyer giving written notice to the Seller at any time stating that the Buyer's Condition is not satisfied), all Security Deposit monies paid hereunder shall be returned to the Buyer without deduction or set-off (subject to Section 3(e) of this Schedule A) and, following the

return of the Security Deposit monies, this Agreement shall automatically terminate and shall be null and void and neither Party shall be liable to the other for any loss, costs or damages.

8. Seller's Condition

The obligation of the Seller to complete the Transaction shall be subject to the following condition: on or before 5:00 p.m. (Toronto time) on the first Business Day which falls on the later of: (i) one hundred and eighty (180) calendar days after the Acceptance Date; or (ii) seventy-five (75) calendar days after the date on which the Buyer's Condition has been satisfied or waived (the "**Approvals Date**"), the Seller having obtained all requisite approvals for the amendment of the Seller's licensed site perimeter from Health Canada, on terms and conditions satisfactory to the Seller, acting reasonably (the "**Seller's Condition**").

The Seller shall use best efforts to satisfy the Seller's Condition, on terms and conditions satisfactory to the Seller, acting reasonably, as expeditiously as possible after the waiver of the Buyer's Condition, and in any event prior to the occurrence of the Approvals Date. Notwithstanding anything to the contrary contained herein, the Seller shall be permitted, without the consent of the Buyer, to disclose to Health Canada any confidential information with respect to the Transaction and this Agreement that is required or requested by Health Canada in connection with the Seller's request to amend the Seller's licensed site perimeter.

In the event that the Seller's Condition is not satisfied by the Approvals Date, then either the Buyer or the Seller shall have the right to extend the Approvals Date for a period of up to sixty (60) days from the originally scheduled Approvals Date (the "**Extended Approvals Date**"), upon giving the other party written notice of such extension of the Approvals Date by no later than 5:00 p.m. (Toronto Time) on the originally scheduled Approvals Date.

The Seller shall have the right to waive, in writing, the Seller's Condition in whole or in part at any time prior to the occurrence of the Approvals Date.

If the Seller does not waive, in writing, and is not satisfied to its sole and absolute discretion with the Seller's Condition, prior to the occurrence of the Approvals Date or the Extended Approvals Date, as the case may be, any Security Deposit monies paid hereunder shall be returned to the Buyer without deduction or set-off (subject to Section 3(e) of this Schedule A) and, following the return of the Security Deposit monies, this Agreement shall be automatically terminated and shall be null and void and neither Party shall be liable to the other for any loss, costs or damages.

9. Lease Condition

The Buyer (in this Section 9 also called the "**Landlord**") and the Seller (in this Section 9 also called the "**Tenant**") intend to enter into a lease agreement (the "**Lease**") for a portion of the Property (the "**Leased Premises**") at Closing.

The obligation of the Parties to complete the Transaction shall be subject to the following condition: on or before 5:00 p.m. (Toronto time) on the date falling seventy-five (75) calendar days after the Acceptance Date (or such later date as the Parties may otherwise agree, in writing) (the "**Lease Conditional Period**"), the Parties having agreed to the form of Lease (the "**Lease Condition**").

The Lease shall be on the Seller's standard form of lease, as amended to incorporate such modifications as may be agreed upon by the Parties, both acting reasonably. The Seller shall

deliver an initial draft of the Lease to the Buyer no later than fourteen (14) days after the Acceptance Date.

The Lease shall, *inter alia*, incorporate the following terms:

(a) **Term:** The Lease is to have an initial term of five (5) years, with one (1) five (5) year renewal option that may be exercised by the Tenant, in its sole discretion, in writing not less than six (6) months and not more than eighteen (18) months prior to the expiry of the initial term. The initial base rent shall be [redacted] per square foot of the gross leasable area of the Leased Premises per annum, with rent escalations at [redacted] per annum, on each anniversary of the commencement date of the Lease, which rent escalator shall continue during any renewal option period. The rent shall be payable in Canadian Dollars (CDN$) on the first day of each month of the term or renewal term without abatement, deduction or set-off (except as otherwise expressly permitted under the Lease).

(b) **Leased Premises and Common Areas:** The Lease shall be for a portion of the Property (the "**Leased Premises**"). The Leased Premises shall be identified and agreed between the Parties during the Lease Conditional Period. The Tenant shall be responsible for the costs of demising the Leased Premises from the balance of the Property, which work may include but not be limited to electrical, mechanical, plumbing, sprinkler, HVAC, demising wall, exterior fencing, and security, all to the satisfaction of the Landlord, acting reasonably. Additionally, during the Lease Conditional Period, the Parties shall identify certain shared areas and facilities on the Property such as, but not limited to, parking facilities, passageways, ramps, signage, landscaped areas, loading areas, access roads, driveways, entrances, exits and sidewalks, as more particularly set forth in the Lease.

(c) **Additional Rent:** The Lease shall be a completely net lease to the Landlord. The Landlord shall not be responsible for any costs, charges, or expenses relating to the Leased Premises, their use and occupancy, their contents or the business carried on therein. The Tenant shall pay all charges, costs and expenses relating to the Leased Premises except as stated in the Lease. The Tenant shall pay the Landlord the Tenant's share (to be set out in the Lease) of the operating costs of the Property, including without limitation, taxes, insurance and a management and administration fee (to be set out in the Lease), together with its monthly payment of base rent, based on the reasonable estimates of the Landlord, and subject to readjustment following each calendar year.

(d) **Early Termination:** The Tenant shall have the right to terminate the Lease with an effective date at any time after the second anniversary of the commencement date of the Lease for any reason and without penalty. The Tenant may exercise its right of termination by delivering written notice to the Landlord of its intention to terminate not less than twelve (12) months prior to the termination date. The Tenant shall also surrender the Leased Premises and deliver up vacant possession thereof to the Landlord on the termination date in accordance with the terms of the Lease and all rent shall be adjusted as of the termination date.

(e) **Additional Option to Lease:** The Tenant shall have the option, at the Tenant's sole discretion, to lease an additional portion of the Property commonly referred to as "Building 3" at any time during the term of the Lease, on the terms and

DS DS DS

conditions to be mutually agreed upon between the Landlord and the Tenant, each acting reasonably, during the Lease Conditional Period.

If the Lease Condition is not satisfied prior to the expiration of the Lease Conditional Period, any Security Deposit monies paid hereunder shall be returned to the Buyer without deduction or set-off (subject to Section 3(e) of this Schedule A) and, following the return of the Security Deposit monies, this Agreement shall be automatically terminated and shall be null and void and neither Party shall be liable to the other for any loss, costs or damages.

At Closing, the Landlord and the Tenant shall sign and deliver the Lease (pursuant to Section 12(f) and Section 13(f) of this Schedule A).

10. Fixtures and Chattels

The Assets shall be included in the Purchase Price and part of the Transaction, except the Excluded Property (as hereinafter defined). During the Lease Conditional Period, the Parties shall agree in writing on a list or other description of the fixtures, chattels, personal property, equipment, and machinery used by the Seller for the operation of the Seller's business on the Property (provided that such list shall not include any items set out in the List of Specific Included Personal Property) (the "**Excluded Property**"), which Excluded Property shall not be considered Assets and thereby shall be excluded from the Transaction and remain the property of the Seller on Closing.

11. Deliverables

The Seller agrees to provide the Buyer, within five (5) Business Days following the Acceptance Date with the following items (the "**Deliverables**"), in each case to the extent within the possession or control of the Seller:

(a) a plan of survey dated November 18, 1988, prepared by Rudy Mak;

(b) copies of all floor plans and site plans relating to the Property;

(c) all existing service, maintenance and management contracts relating to the Property but specifically excluding agreements or licenses specific to the Seller's business conducted on the Property (collectively, the "**Contracts**");

(d) a list of the material equipment and fixtures related to the Property;

(e) all realty tax bills and property tax assessments for the 2022 and 2023 calendar years, as applicable;

(f) any existing building/property condition reports;

(g) any existing mechanical, electrical and HVAC plans;

(h) copies of any third-party consultant reports related to the Property including any Phase I Environmental Assessment Reports; and

DS DS DS

(i) as-built construction drawings, either in AutoCAD, PDF, or hard copy, of existing buildings on the Property.

If the Buyer does not complete this Transaction for any reason, the Buyer shall promptly destroy or delete all copies of the Deliverables (and any copies which the Buyer may have made of them) to the extent reasonably possible, which obligation shall be subject to the Buyer's document retention policy and applicable laws and shall certify the same in writing to the Seller.

In addition to the Deliverables, until Closing, the Seller shall make further deliveries (in the same manner as the Deliverables) in the event the Seller learns of any change in circumstances such that any of the warranties or any of the factual statements contained in this Agreement made by the Seller are untrue. If requested by the Buyer, the Seller shall use commercially reasonable efforts to obtain reliance letters with respect to any Deliverables (as may be applicable), addressed to the Buyer and its lenders.

The Seller shall deliver to the Buyer, as soon as reasonably possible and in any event within two (2) Business Days after being requested by the Buyer, written authorizations addressed to governmental authorities in such form as may be reasonably requested by the Buyer necessary to permit the Buyer to obtain information from the files of such governmental authorities with respect to the Property, provided that such authorizations shall expressly exclude any consent to any inspections with respect to the Property. The Buyer covenants and agrees with the Seller that it will not request, directly or indirectly, any such inspections.

12. Seller's Closing Documents

At least five (5) Business Days prior to the Completion Date, subject to the provisions of this Agreement, the Seller shall deliver or cause to be delivered to the Buyer or Fogler, Rubinoff LLP (the "**Buyer's Lawyer**") a statement of adjustments (the "**Statement of Adjustments**"). Upon request by the Buyer, the Seller shall provide complete details of the calculations used by the Seller to arrive at all debits and credits on the Statement of Adjustments.

On or before the Completion Date, subject to the provisions of this Agreement, the Seller shall prepare or cause to be prepared (where applicable) and the Seller shall execute or cause to be executed and shall deliver or cause to be delivered to the Buyer's Lawyer the following items, duly executed by the Seller and in registrable form wherever appropriate:

(a) a certificate of the Seller certifying that the Seller is not a non-resident within the meaning of Section 116 of the *Income Tax Act* (Canada);

(b) a readjustment agreement in respect of the readjustment of any estimated items on the Statement of Adjustments and providing for the readjustment of any errors, omissions, or changes in the final Statement of Adjustments on or before the date that is six (6) months following the Completion Date (the "**Readjustment Agreement**");

(c) a transfer of the Property in registrable form;

(d) all master keys, duplicates, and fobs to all locks to the Property, but excluding all keys, duplicates, and fobs for the Leased Premises;

DS DS DS
60 JJ

(e) a certificate of the Seller confirming the continued accuracy of the Seller's representations and warranties contained in Section 15 of this Schedule A;

(f) the Lease;

(g) a notice of lease in registrable form;

(h) a certificate of a senior officer of the Seller in respect of the Buyer's possession of the Property;

(i) a certified copy of a director's resolution approving the Transaction and the Lease;

(j) evidence of insurance required to be maintained by the Tenant under the Lease;

(k) an assignment by the Seller to the Buyer of the Assumed Contracts, if applicable, which (if applicable) shall include: (i) the agreement of the Seller to be responsible for, and indemnify the Buyer with respect to, any obligations under the Assumed Contracts arising prior to the Completion Date; and (ii) an assumption and indemnity by the Buyer in favour of the Seller with respect to all obligations under the Assumed Contracts arising from and after the Completion Date (the "**Assignment and Assumption of Assumed Contracts**"); and

(l) such further declarations and documentation relating to the completion of the Transaction as the Buyer may reasonably require.

13. Buyer's Closing Documents

On or before the Completion Date, subject to the provisions of this Agreement, the Buyer shall prepare or cause to be prepared (where applicable) and the Buyer shall execute or cause to be executed and shall deliver or cause to be delivered to the Seller's Lawyer the following items, duly executed by the Buyer and in registrable form wherever appropriate:

(a) the balance of the Purchase Price, as adjusted, and as set forth in Section 1(c) of this Schedule A;

(b) the Readjustment Agreement;

(c) the Buyer's HST Certificate, Undertaking and Indemnity;

(d) the Buyer's "as-is, where is" acknowledgement;

(e) a certificate of the Buyer confirming the continued accuracy of the Buyer's representations and warranties contained in Section 16 of this Schedule A;

(f) the Lease;

(g) if applicable, a non-disturbance agreement from the Buyer's lender with respect to the Leased Premises;

(h) the Assignment and Assumption of Assumed Contracts, if applicable; and

(i) such further declarations and documentation relating to the completion of the Transaction as the Seller may reasonably require.

14. Requisition Date, Title Matters

(a) On Closing, title to the Property shall be subject to the encumbrances listed in Schedule D (collectively, the "**Permitted Encumbrances**").

(b) The Buyer shall be allowed until the waiver or satisfaction of the Buyer's Condition to investigate the title to the Property, to satisfy itself that the title to the Property is free and clear of all encumbrances except for the Permitted Encumbrances, and to submit any valid objections to title or valid requisitions with respect to Off-Title Compliance Matters (as hereinafter defined). If within that time any valid objection to title or valid requisition with respect to Off-Title Compliance Matters is made in writing to the Seller, which the Seller is unwilling or unable to remove or satisfy and which the Buyer does not waive, then, at the option of the Buyer exercisable by written notice within five (5) days of receipt of the Seller's notice that it is unwilling or unable to remove or satisfy the Buyer's objection, any Security Deposit monies previously paid by the Buyer shall be returned to the Buyer without deduction or set-off (subject to Section 3(e)) and, following the return of that money, this Agreement shall be automatically terminated and shall be null and void and neither Party shall be liable to the other for any loss, costs or damages. Except for any valid objection to title or valid requisition with respect to Off-Title Compliance Matters so made prior to the waiver or satisfaction of the Buyer's Condition, and except for any objection going to the root of title, the Buyer shall be deemed to have accepted title to the Property as of the date of waiver or satisfaction of the Buyer's Condition.

(c) It is acknowledged and agreed between the Parties that: (i) this Section 14 of this Schedule A replaces Sections 8 and 10 of the pre-printed form of this Agreement, whereby Sections 8 and 10 are hereby deleted in their entirety; and (ii) "**Off-Title Compliance Matters**" means the existence of work orders, open building permits, notices of violation, deficiency notices and other matters of non-compliance with requirements of governmental authorities or with the terms and conditions of any Permitted Encumbrances, save and except for any Off-Title Compliance Matters relating to the Leased Premises which shall remain the responsibility of the Seller (as tenant) under the Lease.

15. Seller's Representations and Warranties

The Seller represents and warrants to and in favour of the Buyer that, as of the Acceptance Date and as of the Completion Date:

(a) the Seller is a corporation incorporated, organized, and subsisting under the laws of the jurisdiction of its incorporation;

(b) the Seller has the necessary authority, power, and capacity to enter into this Agreement and to carry out the Transaction contemplated by this Agreement on the terms and subject to the conditions set out in this Agreement;

(c) the execution and delivery of this Agreement and the completion of the Transaction contemplated by this Agreement have been duly authorized by all requisite corporate proceedings on the part of the Seller and this Agreement constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms;

(d) the execution and delivery by the Seller does not, and the performance by the Seller of its obligations under this Agreement does not and will not, contravene or result in a breach of or constitute a default under the articles or by-laws of the Seller, nor any law, by-law, statute, or regulation applicable to the Seller or the Property;

(e) the Property does not constitute all or substantially all of the assets of the Seller;

(f) the Seller is not a non-resident of Canada within the meaning of Section 116 of the *Income Tax Act* (Canada);

(g) except as disclosed to the Buyer, the Seller has not received written notice of any expropriation proceedings relating to the Property from any governmental authority, nor is the Seller aware of any proposed expropriation proceedings relating to the Property or any part thereof;

(h) the Property is not subject to any right of first offer or right of refusal pursuant to which anyone other than the Buyer has a right or option to purchase the Property;

(i) to the Seller's knowledge, none of the Deliverables are untrue or incorrect in any material respect;

(j) there are no employees employed in connection with the Property in respect of which the Buyer will incur any liabilities whatsoever as a result of the completion of the Transactions;

(k) all amounts for labour and materials relating to construction of any services or utilities on the Property by or on behalf of the Seller will have been fully paid by the Completion Date (but specifically excluding any work undertaken by or on behalf of the Seller with respect to the Leased Premises which shall remain the responsibility of the Seller (as tenant) under the Lease) and no person, firm or company has a right to file a lien under the *Construction Act* (Ontario) in respect of any such construction;

(l) the Seller: (i) is not insolvent within the meaning of the *Bankruptcy and Insolvency Act* (Canada) or the *Winding-up and Restructuring Act* (Canada); (ii) has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof; (iii) has not had any petition for a receiving order presented in respect of it; or (iv) has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution; and

(m) there are no Contracts or leases which will bind or affect the Property following Closing except for the Contracts or leases that have been disclosed to the Buyer prior to the Due Diligence Date or as shown on registered title to the Property and,

DS DS DS
JJ

to the knowledge of the Seller, save as disclosed to the Buyer prior to the Due Diligence Date, there are no unregistered agreements in respect of title to the Property.

16. Buyer's Representations

The Buyer hereby represents and warrants to and in favour of the Seller that, as of the Acceptance Date and as of the Completion Date:

(a) the Buyer is a corporation incorporated, organized, and subsisting under the laws of the jurisdiction of its incorporation;

(b) the Buyer has the authority and capacity to enter into this Agreement and to carry out the Transaction contemplated by this Agreement on the terms and subject to the conditions set out in this Agreement;

(c) the execution and delivery of this Agreement and the completion of the Transaction contemplated by this Agreement have been duly authorized by all requisite corporate proceedings on the part of the Buyer and this Agreement constitutes the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms;

(d) the execution and delivery by the Buyer does not, and the performance by the Buyer of its obligations under this Agreement does not and will not, contravene or result in a breach of or constitute a default under the articles or by-laws of the Buyer;

(e) on Closing, the Buyer shall be a registrant for the purposes of Part IX of the *Excise Tax Act* (Canada) and, by virtue of paragraph 221(2)(b) of such Act, the Seller shall not be obligated to collect HST from the Buyer or to pay HST;

(f) other than Cushman & Wakefield, Brokerage (Zarko Stojanovic), the Buyer has not retained the services of any real estate broker or agent in connection with the Transaction contemplated by this Agreement;

(g) neither the Buyer or any of its wholly owned subsidiaries nor, to the knowledge of the Buyer, any Affiliate (excluding wholly owned subsidiaries), director, officer, agent or employee of the Buyer, or any other person acting on the Buyer's behalf or on behalf of any of its Affiliates has: (i) violated or is in violation of any provision of the *Corruption of Foreign Public Officials Act* (Canada), as amended (the "**CFPOA**"), or, if applicable, the *Foreign Corrupt Practices Act of 1977*, as amended (the "**FCPA**"); (ii) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "foreign public official" (as such term is defined in the CFPOA) or any "foreign official" (as such term is defined in the FCPA); (iii) paid or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; and the Buyer's operations and, to the Buyer's knowledge, the operations of its Affiliates are being conducted in material compliance with all applicable financial recordkeeping and reporting requirements

of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada) and all other applicable anti-money laundering and anti-terrorist statutes of the jurisdictions in which it and its Affiliates conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "**Anti-Money Laundering Laws**");

(h) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Buyer or any of its wholly owned subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Buyer, threatened; further, to the knowledge of the Buyer, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Affiliate (excluding wholly owned subsidiaries) with respect to the Anti-Money Laundering Laws is pending or threatened; and

(i) to the knowledge of the Buyer, the Buyer has no knowledge or reason to suspect that the monies used to fund its purchase of the Property have been or will be derived from or related to any illegal activities, including money laundering activities or activities subject to the Anti-Money Laundering Laws.

17. Assignment

The Buyer shall not be entitled to assign its rights and obligations under this Agreement except with the prior written consent of the Seller, which may be withheld in the Seller's sole, absolute and subjective discretion. Notwithstanding the foregoing, the Buyer shall be entitled to assign its rights and obligations under this Agreement without the consent of the Seller to an Affiliate of the Buyer, provided that: (i) written notice of such assignment is delivered to the Seller not less than ten (10) Business Days prior to the Completion Date; (ii) the assignee enters into an agreement with the Seller at the time of such assignment whereby the assignee agrees to be bound by all of the obligations and liabilities of the Buyer under this Agreement as if it was the original Buyer hereunder; (iii) the assignee is not a Competitor of the Seller; and (iv) the assignor shall not be released from its obligations and liabilities under this Agreement until the completion of the Transaction contemplated hereby, at which time the assignor shall be automatically released from all of its obligations and liabilities hereunder without the need for any further deliveries or instruments of release. For the purposes of this Agreement, "**Affiliate**" means, with respect to any corporation, partnership, or trust, any other corporation, partnership or a trust who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such corporation, partnership, or trust. A corporation, partnership, or trust shall be deemed to "control" another corporation, partnership, or trust if such corporation, partnership, or trust possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other corporation, partnership, or trust, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning. For the purposes of this Agreement, "**Competitor**" shall mean any person engaged in the production, manufacturing, distribution or commercialization of cannabis or cannabis related products.

18. HST

Any applicable harmonized sales tax ("**HST**") or applicable taxes shall be paid by the Buyer. With respect to the purchase by the Buyer of the Property, the Buyer hereby represents and warrants to the Seller that:

DS DS DS

(a) it is or will on Closing be registered for the purposes of the HST imposed under the *Excise Tax Act* (Canada);

(b) it will remit directly to the Receiver General of Canada the HST payable and file the prescribed form pursuant to Section 228(4) of the *Excise Tax Act* (Canada) in connection with the Transaction; and

(c) the representations and warranties contained in this Section 18 shall survive Closing and be embodied in a certificate, undertaking and indemnity of the Buyer to be delivered to the Seller on Closing specifying the Buyer's HST registration number (the "**Buyer's HST Certificate, Undertaking and Indemnity**").

19. Broker or Agent Fees

The Seller shall be responsible for fees payable to Cushman & Wakefield, Brokerage and Colliers Macaulay Nicolls Inc., Brokerage in connection with the Transaction as per the MLS Listing Agreement.

20. Notices

Section 3 (Notices) of the preprinted OREA Form 500 portion of this Agreement is deleted. Any notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by courier (with receipt requested); (c) on the date sent by email of a portable document format (PDF) document (with confirmation of transmission) if sent before 5:00 pm (Toronto time) on a Business Day and on the next Business Day if sent on or after 5:00 pm (Toronto time) on a Business Day or if sent not on a Business Day; or (d) on the third Business Day after the date mailed, by certified or registered mail, with return receipt requested and postage prepaid. Such communications must be sent to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 20):

If to Seller: Cronos Group Inc.
111 Peter Street, Suite 300
Toronto, ON M5V 2H1
Email: legal@thecronosgroup.com
Attention: Legal Department

with a copy to: Blake, Cassels & Graydon LLP
199 Bay Street, Suite 4000
Commerce Court West
Toronto ON, M5L 1A9
Email: joseph.grignano@blakes.com
Attention: Joseph Grignano

Email: Elizabeth.Brachaniec@blakes.com

Attention: Elizabeth Brachaniec

If to Buyer:

c/o Fogler, Rubinoff LLP

77 King Street West

Suite 3000, P.O. Box 95

TD Centre North Tower

Toronto, ON M5K 1G8

Email: bberger@foglers.com and sbai@foglers.com

Attention: I. William (Bill) Berger and Shirley Bai

21. Counterparts

This Agreement may be executed in counterpart and any such counterpart shall for all purposes constitute one Agreement binding on both Parties, notwithstanding that both Parties are not signatories to the same counterpart, provided that each Party has signed at least one counterpart. Delivery of an executed copy of this Agreement by electronic transmission shall be acceptable and shall be binding upon each Party and upon the Parties so delivering by electronic transmission.

22. Confidentiality

Subject to Section 8 and Section 23 of this Schedule A and the requirements of any applicable laws, neither Party shall make any public announcement or statement with respect to the Transaction or this Agreement without the consent of the other Party, which consent may be withheld in either Party's sole and absolute discretion. Both Parties and their respective agents/representatives agree to keep the Transaction and this Agreement confidential, with the exception only of: (i) public information or information in the public domain at the time of its receipt by the Seller or the Buyer or their respective representatives; (ii) information which becomes public through no fault or act of the Seller or the Buyer or their respective representatives; (iii) information in the possession of the Seller or the Buyer or their respective representatives not provided by the other Party or its representatives and not known to the first Party to be bound by an obligation of confidentiality; (iv) information required to be disclosed by law, regulation or any competent stock exchange or regulatory body or other information that the Seller deems prudent to disclose in accordance with good investor relations practices; or (v) information received in good faith from a third-party lawfully in possession of the information and not in breach of any confidentiality obligations. Either Party shall be permitted to share confidential information obtained in connection with the Transaction and this Agreement including, without limitation, the Deliverables, on a need to know basis with such Parties' directors, officers, shareholders, prospective investors, lawyers, agents or consultants, provided that in each event such Parties' directors, officers, shareholders, prospective investors, lawyers, agents or consultants are bound by confidentiality obligations no less than those contained in this Agreement. This Section 22 of this Schedule A shall survive completion or the termination of this Agreement.

DS DS DS

23. Press Releases

Notwithstanding anything to the contrary contained herein, the Seller or any of the Seller's Affiliates may issue a press release, whether or not such press release is required by law, in respect of this Agreement and the Transactions contemplated hereunder on or after the Acceptance Date and upon or after Closing, without the prior written consent of the Buyer. After Closing, the Buyer may issue a press release or public statement pertaining to the Closing, provided that: (i) the release or statement shall not disclose financial or other material terms or conditions of this Agreement; and (ii) the Buyer shall only make such public disclosure after consultation with the Seller and after taking into account the Seller's requirements as to its timing, content and manner of making.

24. Business Day

For the purposes of this Agreement, **"Business Day"** means a day (other than a Saturday or Sunday or a public holiday) when commercial banks are open for ordinary banking business in Ontario and when the Land Registry Office in which the Property is located is open for regular business.

Where anything is required to be done under this Agreement on a day that is not a Business Day, then the time for such thing to be done shall be the next following Business Day, unless the Parties agree otherwise in writing.

25. Interpretation of Knowledge

In any section of this Schedule A, or the Agreement or any other schedules, for the purposes of this Agreement: (a) "to the knowledge of the Seller" and similar words mean to the actual knowledge of any senior officer or director of the Seller, having made reasonable enquiry of officers and employees of the Seller likely to have knowledge of the relevant matter being represented and/or warranted by the Seller; and (b) "to the knowledge of the Buyer" and similar words mean to the actual knowledge, having made reasonable enquiry of shareholders, officers and employees of the Buyer likely to have knowledge of the relevant matter being represented and/or warranted by the Buyer, of (i) Kent Deuters provided he is an officer or director of the Buyer or of any assignee of the Buyer (or any general partner thereof) permitted under Section 17 of this Schedule "A" (a "**Permitted Assignee**"), or (ii) if Kent Deuters is no longer an officer or director of the Buyer or of any Permitted Assignee, then it means a senior officer or director of the Buyer reasonably expected to have knowledge of the matters represented or warranted herein.

26. Exclusivity

The Seller, and the Seller on behalf of its shareholders, officers and directors (collectively, the "**Seller Parties**") agree that, until such time as the Transaction has been completed or this Agreement is terminated, the Seller Parties will not directly or indirectly entertain, solicit or enter into any other offers, agreements or negotiations for or with respect to the sale or the granting of rights to purchase any part of the Property, or for any sale or joint venture pertaining to the Property, whatsoever. Without limiting the generality of the foregoing, upon execution of this Agreement by both parties, the Seller Parties shall terminate any and all discussions or negotiations with any other person, firm, corporation or any other entity regarding the sale or lease of the Property or any part thereof.

DS DS DS
JJ

27. Survival of Representations and Warranties

Unless expressly provided for to the contrary with respect to any section of this Agreement, the representations, warranties and covenants made by each of the Buyer and the Seller in this Agreement shall not merge, and shall survive the Closing of the Transaction for a period of nine (9) months following the Closing Date.

SCHEDULE B

Legal Description:

PIN 58206-0060(LT) - LT 8 CON 12 SUNNIDALE; PT LT 9 CON 12 SUNNIDALE AS IN RO1202494; CLEARVIEW

SCHEDULE C

List of Specific Included Personal Property

1) Base building systems and equipment including without limitation (i) HVAC equipment and all parts and appurtenances thereto, with the exception of portable dehumidifier units used by the Seller in specific production processes to be more particularly set forth on the list of Excluded Property, (ii) hydro electrical equipment including control panels and parts and appurtenances thereto associated with the hydro electrical equipment and generators, (iii) water irrigation and purification systems and all parts and appurtenances thereto, and (iv) generators and all parts and appurtenances thereto; and

2) All equipment used in the operation, maintenance and repair of the greenhouse on the property, save and except for the Seller's tools, vehicles, general equipment, property maintenance equipment, and other assets to be more particularly set forth on the list of Excluded Property.

DS DS DS
kD JJ

SCHEDULE D

Permitted Encumbrances

General Permitted Encumbrances:

a. Encumbrances, charges, or prior claims for taxes (which term includes charges, rates, and assessments) or utilities (including charges, levies or imposts for sewers, electricity, power, gas, water and other services and utilities) relating to the Property not yet due and owing.

b. Inchoate or statutory encumbrances in respect of construction, renovations or current operations at the Property, in respect of which the Seller has, where applicable, complied with the holdback or other similar provisions or requirements of the relevant construction contracts and of the *Construction Act* (Ontario) and: (i) for which no claim has been registered against the Property and of which no notice in writing has been given to the Seller pursuant to the *Construction Act* (Ontario) or otherwise; and (ii) that relate to obligations not yet due.

c. Statutory liens and levies and other rights conferred upon, reserved to, or vested in the Crown, the public or any governmental authority by any statutory provision, including rights for expropriation, access, or use.

d. Subsisting reservations, limitations, provisos, conditions, or exceptions contained in any grant of the Property or any portion thereof or interest therein from the Crown, including reservations of under-surface rights to mines and minerals of any kind including rights to enter, prospect and remove the same.

e. Any unregistered easements, rights-of-way or other unregistered interests or claims or other encumbrances of any nature claimed or held by any governmental authority which do not materially impair the use, operation, or marketability of the Property.

f. Restrictions, by-laws, regulations, ordinances, and similar instruments affecting the use of land or the nature of any structures which may be erected on the Property, including zoning, land-use and building by-laws and ordinances provided that the Property and its current use by the Seller are in compliance with same.

g. Encroachments by any improvements on the Property over neighbouring land and minor encroachments over the Property by improvements of neighbouring landowners, which in either case do not materially impair the use, operation, or marketability of the Property.

h. Any minor title defects, irregularities, encroachments, easements, reserves, rights-of-way, rights to use, servitudes or other discrepancies in title or possession relating to the Property that would be revealed by a survey of the Property delivered to the Buyer as part of the Deliverables on or before the Due Diligence Date or which would be revealed by an up-to-date survey of the Property.

i. Any rights in favour of or accruing to holders of under-surface rights which could be ascertained by a review of registered title or other public records, or which do not materially impair the use, operation, or marketability of the Property.

j. Agreements with any governmental authority or any public utility or private supplier of services or utilities, including subdivision agreements, site plan control agreements, development agreements, servicing agreements, utility agreements, engineering agreements, grading agreements or landscaping agreements or other similar agreements with any governmental authority, transit authority or public or private utility supplier, in each case that are registered on title to the Property as of the Acceptance Date, or that have been delivered as part of the Deliverables on or before the Due Diligence Date, and further provided that same have been complied with in all material respects.

k. Easements, rights-of-way, servitudes, rights to use, restrictions, restrictive covenants, and similar rights in real property or any interest therein granted to or reserved or taken by any governmental authority, public or private utility, or railway company, in each case that are registered on title to the Property as of the Acceptance Date of this Agreement, or that have been delivered as part of the Deliverables on or before the Due Diligence Date, provided that same have been complied with in all material respects, and further provided that they do not materially impair the use, operation or marketability of the Property.

l. Easements, rights-of-way, licences or agreements to use for purposes of the supply of utilities or telephone services to the Property or for drainage, storm or sanitary sewers, public utility lines, telephone lines, cable television lines or other services, sidewalks, public ways, gas, steam or water mains, electric light and power, telephone and other telecommunication conduits, poles, wires and cables in each case that are registered on title to the Property as of the date of mutual acceptance of this Agreement or that have been delivered as part of the Deliverables on or before the Due Diligence Date, provided that same are complied with, and further provided that they do not materially impair the use, operation or marketability of the Property.

m. Statutory exceptions, reservations, limitations, provisos, qualifications and conditions to title provided for or implied by the *Land Titles Act* (Ontario) (including those set forth in subsection 44(1) thereof), but not including the matters listed in paragraphs 11 and 14 of subsection 44(1) of the *Land Titles Act* (Ontario) and not including any circumstance by which all or any part of the Property may have escheated to the Crown.

n. The Assumed Contracts.

<u>Specific Permitted Encumbrances</u>:

a. Instrument No. RO303583, registered July 11, 1969, being a Bylaw.

b. Instrument No. SC1202107, registered April 7, 2015, being an Application to Change Name-Owner.

c. Instrument No. SC1428286, registered July 6, 2017, being a Notice between The Corporation of the Township of Clearview (the "**Township**") and the Seller.

d. Instrument No. SC1598829, registered June 5, 2019, being a Notice between the Township and the Seller.

DS DS DS

OREA Ontario Real Estate Association

Form 505
for use in the Province of Ontario

Schedule E
Agreement of Purchase and Sale - Commercial

This Schedule is attached to and forms part of the Agreement of Purchase and Sale between:

BUYER: FUTURE FARMCO CANADA INC., and

SELLER: Peace Naturals Project Inc.

for the purchase and sale of 4491 Concession 12 Sunnidale Road Clearview

dated the 26th day of November, 2023

FINTRAC: INDIVIDUAL AND CORPORATION/ENTITY IDENTIFICATION INFORMATION RECORD

The parties to this transaction hereby acknowledge that real estate brokers and sales representatives are subject to the PROCEEDS OF CRIME (Money Laundering) and TERRORIST FINANCING ACT (PCMLTFA) and are required by Canada's financial intelligence unit and anti-money laundering and anti-terrorist financing regulator, FINTRAC, to comply with their obligations under the ACT and its Regulations. Such obligation includes verifying the identity and keeping records of all ENTITIES AND INDIVIDUALS ON THE REAL ESTATE TRANSACTION.

The parties to this transaction who are represented by Colliers Macaulay Nicolls Inc., or are unrepresented by a Real Estate Brokerage, further acknowledge that they will be required to provide individual and corporation/entity identification information to Colliers Macaulay Nicolls Inc., in accordance with the act.

Colliers is committed to the protection of all personal information under its control.

This form must be initialled by all parties to the Agreement of Purchase and Sale.

INITIALS OF BUYER(S): [initials] [initials] **INITIALS OF SELLER(S):** [initials]